UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2019

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

965 Atlantic Avenue

Suite 101

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2019, Michael H. May was appointed to our Board of Directors. Dr. May will serve on the Audit Committee and the Nominating & Corporate Governance Committee of the Board of Directors. Dr. May’s appointment fills a vacancy on the Board created by the resignation of Michael Mulroy on July 30, 2019. Mr. Mulroy informed us that his resignation was not because of a disagreement with AgeX on any matter relating to AgeX’s operations, policies, or practices.

Dr. May is President and Chief Executive Officer of CCRM Enterprises and the Center for Commercialization of Regenerative Medicine or CCRM, a public-private consortium founded under Canada’s Centres of Excellence for Commercialization and Research Program to generate sustainable health and economic benefits through global collaboration in cell and gene therapy, and regenerative medicine. Dr. May co-founded Rimon Therapeutics Ltd., a Toronto-based tissue engineering company developing novel medical polymers that possess drug-like activity, and served as President and Chief Executive Officer of Rimon from 2000 to 2006, and President and Chief Operating Officer from 2006 to 2010. Dr. May serves on a number of boards of directors and advisory committees in the field of stem cell research and regenerative medicine, including at the International Society for Cell Therapy (ISCT) and the Alliance for Regenerative Medicine (ARM). Dr. May completed his PhD in Chemical Engineering at the University of Toronto in 1998 as an NSERC Scholar and was awarded the Martin Walmsley Fellowship for Technological Entrepreneurship.

For serving on our Board of Directors, Dr. May received a grant of options to purchase 26,534 shares of common stock under our 2017 Equity Incentive Plan, and he will receive a cash fee of $14,288, for his service as a director for the remainder of the calendar year. The stock options granted to Dr. May will vest and become exercisable, and the cash fee will be paid, in two equal fiscal quarterly installments provided that Dr. May remains a director on the last day of the applicable fiscal quarter, except that with respect to the fiscal quarter in which an annual meeting of stockholders occurs, if he serves until the date of the annual meeting of stockholders and is not re-elected at the annual meeting for any reason, a prorated portion of that quarterly installment of the options will vest and a portion of the quarterly cash payment will be paid based on the number of days in the fiscal quarter and the number of days elapsed from the first day of the fiscal quarter to the date of that annual meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: August 5, 2019	By:	/s/ Russell Skibsted
Chief Financial Officer

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